SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2005 (February 8, 2005)

UST INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)

(203) 661-1100 (Registrant’s telephone number, including area code)

None (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On February 8, 2005, UST Inc. (the “Company”) entered into an agreement with Richard H. Verheij, the Company’s former Executive Vice President and General Counsel, to set forth the mutual agreement of the Company and Mr. Verheij as to the rights and obligations of the parties in connection with Mr. Verheij’s termination of employment with the Company, all as contemplated by Mr. Verheij’s prior employment agreement with the Company (the “Employment Agreement”). The new agreement is referred to as the “Subsequent Agreement.” As reflected in the Subsequent Agreement, Mr. Verheij’s employment with the Company has been terminated, effective as of January 10, 2005, by mutual consent of Mr. Verheij and the Company. In addition to the Subsequent Agreement, Mr. Verheij has executed a general release, a copy of which is attached to the Subsequent Agreement, that releases the Company and its affiliates from all liabilities and claims that Mr. Verheij may have against the Company and its affiliates arising prior to January 10, 2005.

     As reflected in the Subsequent Agreement and subject to Mr. Verheij’s compliance with the terms thereof, Mr. Verheij will receive, over a three-year period commencing approximately six months from the date of termination of employment, payments from the Company in the aggregate amount of $4,254,537. Such payments shall be made in regular bi-weekly installments over the three-year period. Mr. Verheij will also continue to (i) receive coverage under the Company’s welfare benefit plans (including life insurance, long-term disability and health insurance) and (ii) participate in, and accrue benefits under, the Company’s non-qualified retirement plans over a three-year period.

     Mr. Verheij has agreed, in consideration of the foregoing, not to compete with the Company for a period of five years from the date of termination of employment by engaging or participating in any business or industry that is in direct or indirect competition with the principal business of the Company. Mr. Verheij has also agreed not to solicit, during such five-year period, any agent, client, supplier or other business contact of the Company to cancel or adversely change its relationship with the Company.

     Under the Subsequent Agreement, Mr. Verheij will continue to be bound by the employee secrecy agreement, confidentiality and conflict of interest restrictions provided in the Employment Agreement. The Employment Agreement is otherwise terminated.

     The Company does not expect the foregoing to have a material impact on the Company’s results of operations in any particular reporting period, or to change the Company’s previously announced range of anticipated earnings results for 2005.

     The Subsequent Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

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Item 1.02 Termination of a Material Definitive Agreement

     As reflected in Item 1.01 and the Subsequent Agreement, both Mr. Verheij’s employment with the Company and the Employment Agreement, except for those sections stipulated in the Subsequent Agreement, terminated effective as of January 10, 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1 Subsequent Agreement between the Company and Richard H. Verheij

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005	UST INC.

	By:	/s/ Richard A. Kohlberger

	Name:	Richard A. Kohlberger
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Subsequent Agreement between the Company and Richard H. Verheij